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Exhibit 99.1


                          Razorfish Merges With i-Cube
                  Creates Digital Change Management Powerhouse

          New York - August 10, 1999 - Razorfish, Inc. (NASDAQ: RAZF), a provider of Digital Change Management(sm) solutions, today announced that it has signed a definitive acquisition agreement with i-Cube (NASDAQ: ICUB), a Cambridge, MA-based provider of electronic business transformation services. The transaction approved by each company's board of directors, is valued at approximately $677 million and each share of i-Cube will be exchanged for 0.875 shares of Razorfish. The combined company, named Razorfish, will be headquartered in New York City and employ over 1000 people in 11 cities across seven countries.

          The transaction combines Razorfish's industry leading Digital Change Management(sm) service offering with i-Cube's world-class consulting and integration services. Combined, the company will be able to deliver large scale, end-to-end digital solutions across platform, network, and device. Each company brings a highly experienced management team and a roster of global brand name clients to the newly merged company.

          "With this deal, Razorfish significantly enhances our Digital Change Management(sm) service offering, allowing us to continue revolutionizing the digital economy across platforms, devices, and networks, from front to back end," stated Jeff Dachis, chief executive officer and president of Razorfish. "We have the experience to deliver the most sophisticated and effective solutions globally, and there are few companies, if any, that will be able to match our depth, experience, scale, and profitability." "With this combination, Razorfish will add large-scale legacy back office integration to its Digital Change Management(sm) services at a time when the market is increasingly demanding complete, end-to-end e-business solutions," stated Michael Pehl, chief executive officer of i-Cube. "Our merged company and its solutions will play a vital role as e-business evolves into the mainstream of global commerce."

          Jeff Dachis will remain CEO, president and director of Razorfish. Michael Pehl will become chief operating officer and a director of Razorfish. The transaction is expected to be completed during the fall of 1999 and will be accounted for as a pooling of interests. Razorfish expects the acquisition to be accretive to earnings in fiscal 1999 and 2000.

          i-Cube delivers end-to-end digital strategy, interactive design and technology services for the world's leading organizations. Founded in 1992 and headquartered in Cambridge, Massachusetts, i-Cube has offices in Amsterdam, London, Los Angeles, New York and Mannheim. i-Cube clients include American Express, Blue Cross Blue Shield of Michigan, Nissan, Shell International, Fortis and Northrop Grumman. Additional information may be found at http://www.i-cube.com/.
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         Founded in 1995, Razorfish is a strategic digital communications company with offices in Hamburg, Helsinki, Los Angeles, London, New York, San Francisco, Stockholm and Oslo. Razorfish provides Digital Change Management(sm) strategy, design, and technology services to leading companies and organizations across the world. Recent Razorfish clients include Bank One, Excite, Ericsson, KPMG and Charles Schwab. Digital Change


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Management(sm) is a service mark of Razorfish, Inc. All rights reserved. More information about Razorfish can be found at http://www.razorfish.com/.
                                            -------------------------
FORWARD-LOOKING STATEMENT DISCLAIMER: Certain statements made in this press release, including statements that are not a statement of historical fact, may constitute "forward-looking" statements as defined in the Securities Act of 1933, as amended. Readers are cautioned that all forward-looking statements involve risks associated with such factors as the substantial indebtedness of the Company, lack of profitable operations, need to manage change in business strategy, FCC authorizations and other governmental regulations, competition, physical limitations of wireless cable transmission and other factors set forth in more detail in the Company's filings with the Securities and Exchange Commission.

WEBCAST PRESS CONFERENCE AT 11:00 AM (EST)
To attend visit http://www.razorfish.com/announcement.
                -------------------------------------
(Please click into the website 15 minutes prior to download required software) Participants may phone in to the press conference by dialing 888-276-0005 in the US or 612-332-0228 from outside the US.

Contact:

Toby Usnik
Razorfish, Inc.
212.798.6479
tusnik@razorfish.com

Dan McCall
i-Cube
617.250.2775
dmccall@I-cube.com

Joe Gavaghan
Lois Paul & Partners
781.238.5840
joe_gavaghan@llp.com